Exhibit 21.1

SUBSIDIARIES OF ENTERTAINMENT DISTRIBUTION COMPANY

The following subsidiaries are wholly-owned and majority-owned, directly or indirectly, by Entertainment Distribution Company as of December 31, 2008:

         Name of Subsidiary                                                                                                      Jurisdiction of Incorporation
         Entertainment Distribution Company, LLC                                                                                                           Delaware, U.S.A.
         Entertainment Distribution Company (USA), LLC                                                                                               Delaware, U.S.A.
         Entertainment Distribution Holding GMBH                                                                                                          Germany
         Entertainment Distribution Company GMBH                                                                                                       Germany
         Entertainment Distribution Company Netherlands
 Holdings Company B.V.                                                                                                                                   Netherlands
EDC UK Holdings Limited                                                                                                                                       United Kingdom
EDC Blackburn Limited                                                                                                                                            United Kingdom
GEI EDC Holding Company                                                                                                                                     Delaware, U.S.A.
Glenayre Electronics, Inc.                                                                                                                                        Colorado, U.S.A.
Glenayre Manufacturing Limited                                                                                                                            Canada
Glenayre Electronics Singapore PTE Limited                                                                                                        Singapore
Glenayre Electronics (UK) Limited                                                                                                                         United Kingdom
Glenayre Digital Systems, Inc.                                                                                                                                North Carolina, U.S.A.
Glenayre India (Private) Limited                                                                                                                              India
Glenayre Electronics (Beijing) Co., Ltd.                                                                                                                 China
Glenayre.Net, Inc.                                                                                                                                                      California, U.S.A.
          GTI Acquisition Corp.                                                                                                                                              Delaware, U.S.A.
Open Development Corporation                                                                                                                             Delaware, U.S.A.
Wireless Access, Inc.                                                                                                                                               California, U.S.A.

The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.